Exhibit 23.6

CONSENT OF CLYDE L. YANCEY

I consent to the use of my name, or any quotation from, or summarization of:

(i)

the technical report summary entitled “Anderson Uranium Project Initial Assessment US SEC Subpart 1300 Regulation S-K Report, Yavapai County, Arizona, USA”, dated March 9, 2023, prepared by me, which was filed as an Exhibit to Uranium Energy Corp.’s (the “Company”) amended Annual Report on Form 10-K/A for the period ended July 31, 2022, filed with the SEC on April 3, 2023 (the “10-K/A”);

(ii)

the technical report summary entitled “Yuty Uranium Project Initial Assessment US SEC Subpart 1300 Regulation S-K Report Paraguay, SA”, dated March 9, 2023, prepared by me, which was filed as an Exhibit to the Company’s 10-K/A; and

(iii)

the technical report summary entitled “2022 Initial Assessment on the Workman Creek Project US SEC Subpart 1300 Regulation S-K Report Gila County, Arizona, USA”, dated February 14, 2023, prepared by me, which was filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2023.

I consent to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-8 dated July 19, 2023, and any amendments or supplements thereto.

/s/ Clyde L. Yancey
Clyde L. Yancey, P.G., SME Registered Member

Date: July 19, 2023